      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2001

                                                      REGISTRATION NO. 333-55442
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                               AMENDMENT NO. 4 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933


                               ------------------

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 8062                                75-2749762
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                                                                              DONALD E. STEEN
                                                                                  CHAIRMAN
                                                               UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                   17103 PRESTON ROAD                                        17103 PRESTON ROAD
                    SUITE 200 NORTH                                           SUITE 200 NORTH
                  DALLAS, TEXAS 75248                                       DALLAS, TEXAS 75248
                    (972) 713-3500                                            (972) 713-3500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                        OFFICES)                             NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

         JEFFREY A. CHAPMAN                     ROBERT D. MOSHER                    SETH R. MOLAY, P.C.
       VINSON & ELKINS L.L.P.              NOSSAMAN, GUTHNER, KNOX &           AKIN, GUMP, STRAUSS, HAUER &
          2001 ROSS AVENUE                        ELLIOTT, LLP                          FELD, L.L.P.
             SUITE 3700                        THIRTY-FIRST FLOOR                   1700 PACIFIC AVENUE
        DALLAS, TEXAS 75201                445 SOUTH FIGUEROA STREET                     SUITE 4100
     TELEPHONE: (214) 220-7700           LOS ANGELES, CALIFORNIA 90071              DALLAS, TEXAS 75201
     FACSIMILE: (214) 220-7716             TELEPHONE: (213) 612-7800             TELEPHONE: (214) 969-2800
                                           FACSIMILE: (213) 612-7801             FACSIMILE: (214) 969-4343

                               ------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                               ------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               ------------------

                        CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED
                                                                    MAXIMUM             AMOUNT OF
             TITLE OF EACH CLASS OF SECURITIES                AGGREGATE OFFERING      REGISTRATION
                      TO BE REGISTERED                             PRICE(1)                FEE
Common Stock, $.01 par value per share......................     $155,250,000          $38,812(2)


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.


(2) $34,500 was previously paid in connection with the initial filing of this Registration Statement on February 12, 2001. The balance of the filing fee was paid on June 5, 2001.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by United Surgical Partners International, Inc. in connection with the issuance and distribution of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.


SEC registration fee........................................  $ 38,812
NASD filing fee.............................................    16,025
Nasdaq National Market Listing Fee..........................    95,000
Printing and engraving costs................................         *
Legal fees and expenses.....................................   695,000
Accounting fees and expenses................................         *
Transfer Agent and Registrar fees...........................         *
Miscellaneous expenses......................................         *
                                                              --------
  Total.....................................................  $      *
                                                              ========


--------------

*   To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    The Company's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the Second Amended and Restated Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.



    The Company's Second Amended and Restated Certificate of Incorporation provides for the indemnification of all current and former directors and all current or former officers to the fullest extent permitted by the DGCL.


    The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following information relates to all securities issued or sold by the Company in the last three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Sections 3(b) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Each of the certificates representing the Company's securities issued in connection with such transaction contains a restrictive legend.

    On March 2, 1998, United Surgical Partners International, Inc. sold 415,391 shares of Class A Common Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $830,782.

    On March 2, 1998, United Surgical Partners International, Inc. sold 6,208 shares of Class A Common Stock to WCAS Healthcare Partners, L.P. for a purchase price of $12,416.

    On March 2, 1998, United Surgical Partners International, Inc. sold 5,064 shares of Class A Common Stock to Patrick J. Welsh for a purchase price of $10,128.

    On March 2, 1998, United Surgical Partners International, Inc. sold 5,064 shares of Class A Common Stock to Russell L. Carson for a purchase price of $10,128.

    On March 2, 1998, United Surgical Partners International, Inc. sold 5,064 shares of Class A Common Stock to Bruce K. Anderson for a purchase price of $10,128.

    On March 2, 1998, United Surgical Partners International, Inc. sold 887 shares of Class A Common Stock to Richard H. Stowe for a purchase price of $1,774.

    On March 2, 1998, United Surgical Partners International, Inc. sold 887 shares of Class A Common Stock to Andrew M. Paul for a purchase price of $1,774.

    On March 2, 1998, United Surgical Partners International, Inc. sold 2,661 shares of Class A Common Stock to Thomas E. McInerney for a purchase price of $5,322.

    On March 2, 1998, United Surgical Partners International, Inc. sold 45 shares of Class A Common Stock to Laura VanBuren for a purchase price of $90.

    On March 2, 1998, United Surgical Partners International, Inc. sold 887 shares of Class A Common Stock to Robert A. Minicucci for a purchase price of $1,774.

    On March 2, 1998, United Surgical Partners International, Inc. sold 310 shares of Class A Common Stock to Anthony deNicola for a purchase price of $620.

    On March 2, 1998, United Surgical Partners International, Inc. sold 133 shares of Class A Common Stock to Rudolph E. Rupert for a purchase price of $266.

    On March 2, 1998, United Surgical Partners International, Inc. sold 683 shares of Class A Common Stock to Paul B. Queally for a purchase price of $1,366.

    On March 2, 1998, United Surgical Partners International, Inc. sold 177 shares of Class A Common Stock to D. Scott Mackesy for a purchase price of $354.

    On March 2, 1998, United Surgical Partners International, Inc. sold 56,539 shares of Class A Common Stock to Donald Steen for a purchase price of $113,078.

    On April 30, 1998, United Surgical Partners International, Inc. sold 6,067,274 shares of Class A Common Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $12,134,548.

    On April 30, 1998, United Surgical Partners International, Inc. sold 90,682 shares of Class A Common Stock to WCAS Healthcare Partners, L.P. for a purchase price of $181,364.

    On April 30, 1998, United Surgical Partners International, Inc. sold 73,971 shares of Class A Common Stock to Patrick J. Welsh for a purchase price of $147,942.

    On April 30, 1998, United Surgical Partners International, Inc. sold 73,971 shares of Class A Common Stock to Russell L. Carson for a purchase price of $147,942.

    On April 30, 1998, United Surgical Partners International, Inc. sold 73,971 shares of Class A Common Stock to Bruce K. Anderson for a purchase price of $147,942.

    On April 30, 1998, United Surgical Partners International, Inc. sold 12,955 shares of Class A Common Stock to Richard H. Stowe for a purchase price of $25,910.

    On April 30, 1998, United Surgical Partners International, Inc. sold 12,955 shares of Class A Common Stock to Andrew M. Paul for a purchase price of $25,910.

    On April 30, 1998, United Surgical Partners International, Inc. sold 38,864 shares of Class A Common Stock to Thomas E. McInerney for a purchase price of $77,728.

    On April 30, 1998, United Surgical Partners International, Inc. sold 648 shares of Class A Common Stock to Laura VanBuren for a purchase price of $1,296.

    On April 30, 1998, United Surgical Partners International, Inc. sold 12,955 shares of Class A Common Stock to Robert A. Minicucci for a purchase price of $25,910.

    On April 30, 1998, United Surgical Partners International, Inc. sold 4,534 shares of Class A Common Stock to Anthony deNicola for a purchase price of $9,068.

    On April 30, 1998, United Surgical Partners International, Inc. sold 1,943 shares of Class A Common Stock to Rudolph E. Rupert for a purchase price of $3,886.

    On April 30, 1998, United Surgical Partners International, Inc. sold 9,975 shares of Class A Common Stock to Paul B. Queally for a purchase price of $19,950.

    On April 30, 1998, United Surgical Partners International, Inc. sold 2,591 shares of Class A Common Stock to D. Scott Mackesy for a purchase price of $5,182.

    On April 30, 1998, United Surgical Partners International, Inc. sold 10,500 shares of Class A Common Stock to Kenneth Melkus for a purchase price of $21,000.

    On April 30, 1998, United Surgical Partners International, Inc. sold 599,711 shares of Class A Common Stock to Donald Steen for a purchase price of $1,199,422.

    On April 30, 1998, United Surgical Partners International, Inc. sold 187,500 shares of Class A Common Stock to Sue Shelley for a purchase price of $375,000.

    On April 30, 1998, United Surgical Partners International, Inc. sold 37,500 shares of Class A Common Stock to Laurie Hogue for a purchase price of $75,000.

    On April 30, 1998, United Surgical Partners International, Inc. sold 75,000 shares of Class A Common Stock to Michael Crews for a purchase price of $150,000.

    On April 30, 1998, United Surgical Partners International, Inc. sold 37,500 shares of Class A Common Stock to Suzan Nelson for a purchase price of $75,000.

    On April 30, 1998, United Surgical Partners International, Inc. sold 75,000 shares of Class A Common Stock to David McDonald for a purchase price of $150,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 20,000 shares of Class A Common Stock to M. Robert Knapp Trust for a purchase price of $40,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 60 shares of Series A Redeemable Preferred Stock to M. Robert Knapp Trust for a purchase price of $60,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 40,000 shares of Class A Common Stock to Calver Fund, Inc. for a purchase price of $80,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 120 shares of Series A Redeemable Preferred Stock to Calver Fund, Inc. for a purchase price of $120,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 40,000 shares of Class A Common Stock to James Ken Newman for a purchase price of $80,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 120 shares of Series A Redeemable Preferred Stock to James Ken Newman for a purchase price of $120,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 40,000 shares of Class A Common Stock to NGKE/USPI Partners for a purchase price of $80,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 120 shares of Series A Redeemable Preferred Stock to NGKE/USPI for a purchase price of $120,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 20,000 shares of Class A Common Stock to L&W Co. for a purchase price of $40,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 60 shares of Series A Redeemable Preferred Stock to L&W Co. for a purchase price of $60,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 30,000 shares of Class A Common Stock to Norman Brownstein for a purchase price of $60,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 90 shares of Series A Redeemable Preferred Stock to Norman Brownstein for a purchase price of $90,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 20,000 shares of Class A Common Stock to William Wilcox for a purchase price of $40,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 60 shares of Series A Redeemable Preferred Stock to William Wilcox for a purchase price of $60,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 40,000 shares of Class A Common Stock to Paul Whitman for a purchase price of $80,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 120 shares of Series A Redeemable Preferred Stock to Paul Whitman for a purchase price of $120,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 30,000 shares of Class A Common Stock to Rivid LLC for a purchase price of $60,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 90 shares of Series A Redeemable Preferred Stock to Rivid LLC for a purchase price of $90,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 25,500 shares of Class A Common Stock to CGJR II, L.P. for a purchase price of $51,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 77 shares of Series A Redeemable Preferred Stock to CGJR II, L.P. for a purchase price of $77,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 14,500 shares of Class A Common Stock to CGJR/MF III, L.P. for a purchase price of $29,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 43 shares of Series A Redeemable Preferred Stock to CGJR/MF III, L.P. for a purchase price of $43,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 20,000 shares of Class A Common Stock to Patrick McMullan for a purchase price of $40,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 60 shares of Series A Redeemable Preferred Stock to Patrick McMullan for a purchase price of $60,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 20,000 shares of Class A Common Stock to Craig Callen for a purchase price of $40,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 60 shares of Series A Redeemable Preferred Stock to Craig Callen for a purchase price of $60,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 10,000 shares of Class A Common Stock to Lawrence Lavine for a purchase price of $20,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 30 shares of Series A Redeemable Preferred Stock to Lawrence Lavine for a purchase price of $30,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 10,000 shares of Class A Common Stock to David Dennis for a purchase price of $20,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 30 shares of Series A Redeemable Preferred Stock to David Dennis for a purchase price of $30,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 10,000 shares of Class A Common Stock to Michael R. & Jane L. Nicolais for a purchase price of $20,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 30 shares of Series A Redeemable Preferred Stock to Michael R. & Jane L. Nicolais for a purchase price of $30,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 10,000 shares of Class A Common Stock to Tom C. Davis for a purchase price of $20,000.

    On June 26, 1998, United Surgical Partners International, Inc. sold 30 shares of Series A Redeemable Preferred Stock to Tom C. Davis for a purchase price of $30,000.

    On July 31, 1998, United Surgical Partners International, Inc. sold 473,581 shares of Class A Common Stock to Edward W. Karrels for a purchase price of $947,162.

    On July 31, 1998, United Surgical Partners International, Inc. sold 327,031 shares of Class A Common Stock to Michael W. Barton for a purchase price of $654,062.

    On July 31, 1998, United Surgical Partners International, Inc. sold 65,587 shares of Class A Common Stock to Jeffrey L. Stockard for a purchase price of $131,174.

    On July 31, 1998, United Surgical Partners International, Inc. sold 2,677 shares of Class A Common Stock to Alice J. Charron for a purchase price of $5,354.

    On July 31, 1998, United Surgical Partners International, Inc. sold 14,261 shares of Class A Common Stock to Charles Morton for a purchase price of $28,522.

    On July 31, 1998, United Surgical Partners International, Inc. sold 27,975 shares of Class A Common Stock to David Gaw for a purchase price of $55,950.

    On July 31, 1998, United Surgical Partners International, Inc. sold 7,138 shares of Class A Common Stock to Sandra Holshouser for a purchase price of $14,276.

    On July 31, 1998, United Surgical Partners International, Inc. issued 2,716 shares of Series B Convertible Preferred Stock to shareholders of Health Horizons, Inc. in connection with the merger of Health Horizons, Inc. with and into United Surgical Partners International, Inc.

    On September 28, 1998, United Surgical Partners International, Inc. sold 2,917,115 shares of Class A Common Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $5,834,230.

    On September 28, 1998, United Surgical Partners International, Inc. sold 4,722 shares of Series A Redeemable Preferred Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $4,722,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 43,600 shares of Class A Common Stock to WCAS Healthcare Partners, L.P. for a purchase price of $87,200.

    On September 28, 1998, United Surgical Partners International, Inc. sold 71 shares of Series A Redeemable Preferred Stock to WCAS Healthcare Partners, L.P. for a purchase price of $71,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 35,565 shares of Class A Common Stock to Patrick J. Welsh for a purchase price of $71,130.

    On September 28, 1998, United Surgical Partners International, Inc. sold 57 shares of Series A Redeemable Preferred Stock to Patrick J. Welsh for a purchase price of $57,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 35,565 shares of Class A Common Stock to Russell L. Carson for a purchase price of $71,130.

    On September 28, 1998, United Surgical Partners International, Inc. sold 57 shares of Series A Redeemable Preferred Stock to Russell L. Carson for a purchase price of $57,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 35,565 shares of Class A Common Stock to Bruce K. Anderson for a purchase price of $71,130.

    On September 28, 1998, United Surgical Partners International, Inc. sold 57 shares of Series A Redeemable Preferred Stock to Bruce K. Anderson for a purchase price of $57,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 6,229 shares of Class A Common Stock to Richard H. Stowe for a purchase price of $12,458.

    On September 28, 1998, United Surgical Partners International, Inc. sold 10 shares of Series A Redeemable Preferred Stock to Richard H. Stowe for a purchase price of $10,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 6,229 shares of Class A Common Stock to Andrew M. Paul for a purchase price of $12,458.

    On September 28, 1998, United Surgical Partners International, Inc. sold 10 shares of Series A Redeemable Preferred Stock to Andrew M. Paul for a purchase price of $10,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 18,686 shares of Class A Common Stock to Thomas E. McInerney for a purchase price of $37,372.

    On September 28, 1998, United Surgical Partners International, Inc. sold 30 shares of Series A Redeemable Preferred Stock to Thomas E. McInerney for a purchase price of $30,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 311 shares of Class A Common Stock to Laura VanBuren for a purchase price of $622.

    On September 28, 1998, United Surgical Partners International, Inc. sold 2 shares of Series A Redeemable Preferred Stock to Laura VanBuren for a purchase price of $2,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 6,229 shares of Class A Common Stock to Robert A. Minicucci for a purchase price of $12,458.

    On September 28, 1998, United Surgical Partners International, Inc. sold 10 shares of Series A Redeemable Preferred Stock to Robert A. Minicucci for a purchase price of $10,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 2,180 shares of Class A Common Stock to Anthony deNicola for a purchase price of $4,360.

    On September 28, 1998, United Surgical Partners International, Inc. sold 4 shares of Series A Redeemable Preferred Stock to Anthony deNicola for a purchase price of $4,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 4,796 shares of Class A Common Stock to Paul B. Queally for a purchase price of $9,592.

    On September 28, 1998, United Surgical Partners International, Inc. sold 8 shares of Series A Redeemable Preferred Stock to Paul B. Queally for a purchase price of $8,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 934 shares of Class A Common Stock to Rudolph E. Rupert for a purchase price of $1,868.

    On September 28, 1998, United Surgical Partners International, Inc. sold 2 shares of Series A Redeemable Preferred Stock to Rudolph E. Rupert for a purchase price of $2,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 1,246 shares of Class A Common Stock to D. Scott Mackesy for a purchase price of $2,492.

    On September 28, 1998, United Surgical Partners International, Inc. sold 2 shares of Series A Redeemable Preferred Stock to D. Scott Mackesy for a purchase price of $2,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 4,500 shares of Class A Common Stock to Kenneth Melkus for a purchase price of $9,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 8 shares of Series A Redeemable Preferred Stock to Kenneth Melkus for a purchase price of $8,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 218,750 shares of Class A Common Stock to Donald Steen for a purchase price of $437,500.

    On September 28, 1998, United Surgical Partners International, Inc. sold 62,500 shares of Class A Common Stock to Sue Shelley for a purchase price of $125,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 12,500 shares of Class A Common Stock to Laurie Hogue for a purchase price of $25,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 25,000 shares of Class A Common Stock to Michael Crews for a purchase price of $50,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 12,500 shares of Class A Common Stock to Suzan Nelson for a purchase price of $25,000.

    On September 28, 1998, United Surgical Partners International, Inc. sold 25,000 shares of Class A Common Stock to David McDonald for a purchase price of $50,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 23,328 shares of Series A Redeemable Preferred Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $23,328,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 351 shares of Series A Redeemable Preferred Stock to WCAS Healthcare Partners, L.P. for a purchase price of $351,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 282 shares of Series A Redeemable Preferred Stock to Patrick J. Welsh for a purchase price of $282,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 282 shares of Series A Redeemable Preferred Stock to Russell L. Carson for a purchase price of $282,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 282 shares of Series A Redeemable Preferred Stock to Bruce K. Anderson for a purchase price of $282,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 49 shares of Series A Redeemable Preferred Stock to Richard H. Stowe for a purchase price of $49,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 49 shares of Series A Redeemable Preferred Stock to Andrew M. Paul for a purchase price of $49,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 148 shares of Series A Redeemable Preferred Stock to Thomas E. McInerney for a purchase price of $148,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 10 shares of Series A Redeemable Preferred Stock to Laura VanBuren for a purchase price of $10,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 49 shares of Series A Redeemable Preferred Stock to Robert A. Minicucci for a purchase price of $49,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 20 shares of Series A Redeemable Preferred Stock to Anthony deNicola for a purchase price of $20,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 40 shares of Series A Redeemable Preferred Stock to Paul B. Queally for a purchase price of $40,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 10 shares of Series A Redeemable Preferred Stock to Rudolph E. Rupert for a purchase price of $10,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 10 shares of Series A Redeemable Preferred Stock to D. Scott Mackesy for a purchase price of $10,000.

    On October 9, 1998, United Surgical Partners International, Inc. sold 40 shares of Series A Redeemable Preferred Stock to Kenneth Melkus for a purchase price of $40,000.

    On October 26, 1998, United Surgical Partners International, Inc. sold 4,711,273 shares of Class A Common Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $16,489.455.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 70,415 shares of Class A Common Stock to WCAS Healthcare Partners, L.P. for a purchase price of $246,452.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 57,439 shares of Class A Common Stock to Patrick J. Welsh for a purchase price of $201,036.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 57,439 shares of Class A Common Stock to Russell L. Carson for a purchase price of $201,036.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 57,439 shares of Class A Common Stock to Bruce K. Anderson for a purchase price of $201,036.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 10,060 shares of Class A Common Stock to Richard H. Stowe for a purchase price of $35,210.

    On October 26, 1998, United Surgical Partners International, Inc. sold 10,060 shares of Class A Common Stock to Andrew M. Paul for a purchase price of $35,210.

    On October 26, 1998, United Surgical Partners International, Inc. sold 30,178 shares of Class A Common Stock to Thomas E. McInerney for a purchase price of $105,623.

    On October 26, 1998, United Surgical Partners International, Inc. sold 503 shares of Class A Common Stock to Laura VanBuren for a purchase price of $1,760.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 10,060 shares of Class A Common Stock to Robert A. Minicucci for a purchase price of $35,210.

    On October 26, 1998, United Surgical Partners International, Inc. sold 3,521 shares of Class A Common Stock to Anthony deNicola for a purchase price of $12,323.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 1,509 shares of Class A Common Stock to Rudolph E. Rupert for a purchase price of $5,281.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 7,746 shares of Class A Common Stock to Paul B. Queally for a purchase price of $27,111.

    On October 26, 1998, United Surgical Partners International, Inc. sold 2,012 shares of Class A Common Stock to D. Scott Mackesy for a purchase price of $7,042.

    On October 26, 1998, United Surgical Partners International, Inc. sold 7,518 shares of Class A Common Stock to Lauren Melkus for a purchase price of $26,313.

    On October 26, 1998, United Surgical Partners International, Inc. sold 12,593 shares of Class A Common Stock to Tucker Taylor for a purchase price of $44,075.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 12,593 shares of Class A Common Stock to Alyce Craddock for a purchase price of $44,075.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 6,296 shares of Class A Common Stock to Greg Koonsman for a purchase price of $22,036.

    On October 26, 1998, United Surgical Partners International, Inc. sold 6,296 shares of Class A Common Stock to Jon O'Sullivan for a purchase price of $22,036.

    On October 26, 1998, United Surgical Partners International, Inc. sold 1,209,261 shares of Class A Common Stock to Health Care Capital Partners, L.P. for a purchase price of $4,232,413.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 50,032 shares of Class A Common Stock to Health Care Executive Partners, L.P. for a purchase price of $175,112.

    On October 26, 1998, United Surgical Partners International, Inc. sold 157,202 shares of Class A Common Stock to Donald Steen for a purchase price of $550,207.

    On October 26, 1998, United Surgical Partners International, Inc. sold 189,524 shares of Class A Common Stock to William Wilcox for a purchase price of $663,334.

    On October 26, 1998, United Surgical Partners International, Inc. sold 7,346 shares of Class A Common Stock to Sue Shelley for a purchase price of $25,711.

    On October 26, 1998, United Surgical Partners International, Inc. sold 14,692 shares of Class A Common Stock to Jeffrey Stockard for a purchase price of $51,422.

    On October 26, 1998, United Surgical Partners International, Inc. sold 3,673 shares of Class A Common Stock to Laurie Hogue for a purchase price of $12,855.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 11,019 shares of Class A Common Stock to Michael Crews for a purchase price of $38,566.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 5,509 shares of Class A Common Stock to David McDonald FBO Tracy McDonald for a purchase price of $19,281.50.

    On October 26, 1998, United Surgical Partners International, Inc. sold 3,673 shares of Class A Common Stock to James Branon for a purchase price of $12,855.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold 1,702,219 shares of Class A Common Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $5,957,766.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $1,110,355 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Welsh, Carson, Anderson & Stowe VII, L.P. for consideration of $1,110,355.

    On November 18, 1998, United Surgical Partners International, Inc. sold 25,442 shares of Class A Common Stock to WCAS Healthcare Partners, L.P. for a purchase price of $89,047.

    On November 18, 1998, United Surgical Partners International, Inc. sold $16,700 aggregate principal amount of 7.0% Senior Subordinated Notes due
April 30, 2008, to WCAS Healthcare Partners, L.P. for consideration of $16,700.

    On November 18, 1998, United Surgical Partners International, Inc. sold 20,753 shares of Class A Common Stock to Patrick J. Welsh for a purchase price of $72,635.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $13,434 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Patrick J. Welsh for consideration of $13,434.

    On November 18, 1998, United Surgical Partners International, Inc. sold 20,753 shares of Class A Common Stock to Russell L. Carson for a purchase price of $72,635.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $13,434 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Russell L. Carson for consideration of $13,434.

    On November 18, 1998, United Surgical Partners International, Inc. sold 20,753 shares of Class A Common Stock to Bruce K. Anderson for a purchase price of $72,635.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $13,434 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Bruce K. Anderson for consideration of $13,434.

    On November 18, 1998, United Surgical Partners International, Inc. sold 3,635 shares of Class A Common Stock to Richard H. Stowe for a purchase price of $12,722.50

    On November 18, 1998, United Surgical Partners International, Inc. sold $2,375 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Richard H. Stowe for consideration of $2,375.

    On November 18, 1998, United Surgical Partners International, Inc. sold 3,635 shares of Class A Common Stock to Andrew M. Paul for a purchase price of $12,722.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $2,375 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Andrew M. Paul for consideration of $2,375.

    On November 18, 1998, United Surgical Partners International, Inc. sold 10,904 shares of Class A Common Stock to Thomas E. McInerney for a purchase price of $38,164.

    On November 18, 1998, United Surgical Partners International, Inc. sold $7,051 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Thomas E. McInerney for consideration of $7,051.

    On November 18, 1998, United Surgical Partners International, Inc. sold 182 shares of Class A Common Stock to Laura VanBuren for a purchase price of $637.

    On November 18, 1998, United Surgical Partners International, Inc. sold $445 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Laura VanBuren for consideration of $445.

    On November 18, 1998, United Surgical Partners International, Inc. sold 3,635 shares of Class A Common Stock to Robert A. Minicucci for a purchase price of $12,722.50

    On November 18, 1998, United Surgical Partners International, Inc. sold $2,375 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Robert A. Minicucci for consideration of $2,375.

    On November 18, 1998, United Surgical Partners International, Inc. sold 1,272 shares of Class A Common Stock to Anthony deNicola for a purchase price of $4,452.

    On November 18, 1998, United Surgical Partners International, Inc. sold $965 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Anthony deNicola for consideration of $965.

    On November 18, 1998, United Surgical Partners International, Inc. sold 545 shares of Class A Common Stock to Rudolph E. Rupert for a purchase price of $1,907.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $445 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Rudolph E. Rupert for consideration of $445.

    On November 18, 1998, United Surgical Partners International, Inc. sold 2,799 shares of Class A Common Stock to Paul B. Queally for a purchase price of $9,796.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $1,856 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Paul B. Queally for consideration of $1,856.

    On November 18, 1998, United Surgical Partners International, Inc. sold 727 shares of Class A Common Stock to D. Scott Mackesy for a purchase price of $2,544.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $445 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to D. Scott Mackesy for consideration of $445.

    On November 18, 1998, United Surgical Partners International, Inc. sold 2,716 shares of Class A Common Stock to Lauren Melkus for a purchase price of $9,506.

    On November 18, 1998, United Surgical Partners International, Inc. sold $1,856 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Lauren Melkus for consideration of $1,856.

    On November 18, 1998, United Surgical Partners International, Inc. sold 4,550 shares of Class A Common Stock to Tucker Taylor for a purchase price of $15,925.

    On November 18, 1998, United Surgical Partners International, Inc. sold $2,969 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Tucker Taylor for consideration of $2,969.

    On November 18, 1998, United Surgical Partners International, Inc. sold 4,550 shares of Class A Common Stock to Alyce Craddock for a purchase price of $15,925.

    On November 18, 1998, United Surgical Partners International, Inc. sold $2,969 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Alyce Craddock for consideration of $2,969.

    On November 18, 1998, United Surgical Partners International, Inc. sold 2,275 shares of Class A Common Stock to Greg Koonsman for a purchase price of $7,962.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $1,484 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Greg Koonsman for consideration of $1,484.

    On November 18, 1998, United Surgical Partners International, Inc. sold 2,275 shares of Class A Common Stock to Jon O'Sullivan for a purchase price of $7,962.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $1,484 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Jon O'Sullivan for consideration of $1,484.

    On November 18, 1998, United Surgical Partners International, Inc. sold 436,916 shares of Class A Common Stock to Health Care Capital Partners, L.P. for a purchase price of $1,529,206.

    On November 18, 1998, United Surgical Partners International, Inc. sold $285,085 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Health Care Capital Partners, L.P. for consideration of $285,085.

    On November 18, 1998, United Surgical Partners International, Inc. sold 18,077 shares of Class A Common Stock to Health Care Executive Partners, L.P. for a purchase price of $63,269.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold $11,801 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Health Care Executive Partners, L.P. for consideration of $11,801.

    On November 18, 1998, United Surgical Partners International, Inc. sold 56,798 shares of Class A Common Stock to Donald Steen for a purchase price of $198,793.

    On November 18, 1998, United Surgical Partners International, Inc. sold 68,476 shares of Class A Common Stock to William Wilcox for a purchase price of $239,666.

    On November 18, 1998, United Surgical Partners International, Inc. sold 2,654 shares of Class A Common Stock to Sue Shelley for a purchase price of $9,289.

    On November 18, 1998, United Surgical Partners International, Inc. sold 5,308 shares of Class A Common Stock to Jeffrey L. Stockard for a purchase price of $18,578.

    On November 18, 1998, United Surgical Partners International, Inc. sold 1,327 shares of Class A Common Stock to Laurie Hogue for a purchase price of $4,644.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold 3,981 shares of Class A Common Stock to Michael Crews for a purchase price of $13,933.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold 1,991 shares of Class A Common Stock to David McDonald FBO Tracy McDonald for a purchase price of $6,968.50.

    On November 18, 1998, United Surgical Partners International, Inc. sold 1,327 shares of Class A Common Stock to James Branon for a purchase price of $4,644.50.

    On January 27, 1999 United Surgical Partners International, Inc. sold 7,500 shares of Class A Common Stock to W. Glenn Bradham, M.D. for a purchase price of $30,000.

    On January 27, 1999 United Surgical Partners International, Inc. sold 15,000 shares of Class A Common Stock to Maria I. Perales, M.D. for a purchase price of $60,000.

    On January 27, 1999 United Surgical Partners International, Inc. sold 25,000 shares of Class A Common Stock to Eddie Joe Reddick for a purchase price of $100,000.

    On April 2, 1999, United Surgical Partners International, Inc. sold $6,691,851 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Welsh, Carson, Anderson & Stowe VII, L.P. for consideration of $6,691,851.

    On April 2, 1999, United Surgical Partners International, Inc. sold $100,646 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to WCAS Healthcare Partners, L.P. for consideration of $100,646.

    On April 2, 1999, United Surgical Partners International, Inc. sold $80,963 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Patrick J. Welsh for consideration of $80,963.

    On April 2, 1999, United Surgical Partners International, Inc. sold $80,963 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Russell L. Carson for consideration of $80,963.

    On April 2, 1999, United Surgical Partners International, Inc. sold $80,963 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Bruce K. Anderson for consideration of $80,963.

    On April 2, 1999, United Surgical Partners International, Inc. sold $14,314 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Richard H. Stowe for consideration of $14,314.

    On April 2, 1999, United Surgical Partners International, Inc. sold $14,314 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Andrew M. Paul for consideration of $14,314.

    On April 2, 1999, United Surgical Partners International, Inc. sold $42,495 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Thomas E. McInerney for consideration of $42,495.

    On April 2, 1999, United Surgical Partners International, Inc. sold $2,684 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Laura VanBuren for consideration of $2,684.

    On April 2, 1999, United Surgical Partners International, Inc. sold $14,314 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Robert A. Minicucci for consideration of $14,314.

    On April 2, 1999, United Surgical Partners International, Inc. sold $5,814 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Anthony deNicola for consideration of $5,814.

    On April 2, 1999, United Surgical Partners International, Inc. sold $2,684 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Rudolph E. Rupert for consideration of $2,684.

    On April 2, 1999, United Surgical Partners International, Inc. sold $11,183 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Paul B. Queally for consideration of $11,183.

    On April 2, 1999, United Surgical Partners International, Inc. sold $2,684 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to D. Scott Mackesy for consideration of $2,684.

    On April 2, 1999, United Surgical Partners International, Inc. sold $11,183 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Lauren Melkus for consideration of $11,183.

    On April 2, 1999, United Surgical Partners International, Inc. sold $17,893 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Tucker Taylor for consideration of $17,893.

    On April 2, 1999, United Surgical Partners International, Inc. sold $17,893 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Alyce Craddock for consideration of $17,893.

    On April 2, 1999, United Surgical Partners International, Inc. sold $8,947 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Greg Koonsman for consideration of $8,947.

    On April 2, 1999, United Surgical Partners International, Inc. sold $8,947 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Jon O'Sullivan for consideration of $8,947.

    On April 2, 1999, United Surgical Partners International, Inc. sold $1,718,142 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Health Care Capital Partners, L.P. for consideration of $1,718,142.

    On April 2, 1999, United Surgical Partners International, Inc. sold $71,123 aggregate principal amount of 7.0% Senior Subordinated Notes due April 30, 2008, to Health Care Executive Partners, L.P. for consideration of $71,123.

    On June 1, 1999, United Surgical Partners International, Inc. issued to Baylor Health Care System Foundation a convertible subordinated promissory note in the principal amount of $3,287,284, with a conversion price of $3.50 per share of common stock.

    On July 1, 1999, United Surgical Partners International, Inc. issued to Giasurg, LLP a warrant to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share.

    On November 1, 1999, United Surgical Partners International, Inc. sold 21,428 shares of Class A Common Stock to Dr. William O. Fitzpatrick for a purchase price of $74,998.

    On November 22, 1999, United Surgical Partners International, Inc. sold 10,000 shares of Common Stock to John J. Wellik for a purchase price of $35,000.

    On November 22, 1999, United Surgical Partners International, Inc. sold 28,571 shares of Common Stock to Jonathan R. Bond for a purchase price of $99,998.50.

    On November 22, 1999, United Surgical Partners International, Inc. sold 17,142 shares of Common Stock to LuAnn Brown for a purchase price of $59,997.

    On November 22, 1999, United Surgical Partners International, Inc. sold 3,571 shares of Common Stock to Alex Bennett for a purchase price of $12,498.50.

    On December 1, 1999, United Surgical Partners International, Inc. sold 14,286 shares of Common Stock to Earl Reed, III for a purchase price of $50,001.

    On February 15, 2000, United Surgical Partners International, Inc. sold 6,250 shares of Common Stock to Margaret Orman for a purchase price of $25,000.

    On February 15, 2000, United Surgical Partners International, Inc. sold 25,000 shares of Common Stock to Brett Brodnax for a purchase price of $100,000.

    On February 15, 2000, United Surgical Partners International, Inc. sold 2,500 shares of Common Stock to Bob Thunberg for a purchase price of $10,000.

    On February 15, 2000, United Surgical Partners International, Inc. sold 12,500 shares of Common Stock to Wesley Chick for a purchase price of $50,000.

    On February 15, 2000, United Surgical Partners International, Inc. sold 3,750 shares of Common Stock to Laura Koonsman for a purchase price of $15,000.

    On February 15, 2000, United Surgical Partners International, Inc. sold 2,500 shares of Common Stock to James Jackson for a purchase price of $10,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 14,017 shares of Series C Convertible Preferred Stock to Welsh, Carson, Anderson & Stowe VII, L.P. for a purchase price of $14,017,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 210 shares of Series C Convertible Preferred Stock to WCAS Healthcare Partners, L.P. for a purchase price of $210,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 170 shares of Series C Convertible Preferred Stock to Patrick J. Welsh for a purchase price of $170,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 170 shares of Series C Convertible Preferred Stock to Russell L. Carson for a purchase price of $170,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 170 shares of Series C Convertible Preferred Stock to Bruce K. Anderson for a purchase price of $170,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 30 shares of Series C Convertible Preferred Stock to Richard H. Stowe for a purchase price of $30,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 30 shares of Series C Convertible Preferred Stock to Andrew M. Paul for a purchase price of $30,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 89 shares of Series C Convertible Preferred Stock to Thomas E. McInerney for a purchase price of $89,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 4 shares of Series C Convertible Preferred Stock to Laura VanBuren for a purchase price of $4,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 30 shares of Series C Convertible Preferred Stock to Robert A. Minicucci for a purchase price of $30,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 11 shares of Series C Convertible Preferred Stock to Anthony deNicola for a purchase price of $11,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 23 shares of Series C Convertible Preferred Stock to Paul B. Queally for a purchase price of $23,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 5 shares of Series C Convertible Preferred Stock to Rudolph E. Rupert for a purchase price of $5,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 6 shares of Series C Convertible Preferred Stock to D. Scott Mackesy for a purchase price of $6,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 23 shares of Series C Convertible Preferred Stock to Lauren Melkus for a purchase price of $23,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 5 shares of Series C Convertible Preferred Stock to Sanjay Swani for a purchase price of $5,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 5 shares of Series C Convertible Preferred Stock to Jonathan Rather for a purchase price of $5,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 2 shares of Series C Convertible Preferred Stock to Sean Traynor for a purchase price of $2,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 3,601 shares of Series C Convertible Preferred Stock to FFT Partners I, L.P. for a purchase price of $3,601,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 149 shares of Series C Convertible Preferred Stock to FFT Executive Partners I, L.P. for a purchase price of $149,000.

    On March 27, 2000, United Surgical Partners International, Inc. sold 1,500,000 shares of Class A Common Stock and $36,000,000 aggregate principal amount of 10.0% Senior Subordinated Notes due March 27, 2010, to WCAS Capital Partners III, L.P. for consideration of $36,000,000.

    On March 27, 2000, United Surgical Partners International, Inc. issued to Welsh, Carson, Anderson & Stowe VII, L.P. a warrant to purchase 800,000 shares of Class A Common Stock at an exercise price of $.01 per share.

    On March 27, 2000, United Surgical Partners International, Inc. sold 125,000 shares of Common Stock to Mark A. Kopser for a purchase price of $437,500.

    On August 11, 2000, United Surgical Partners International, Inc. sold 15,000 shares of Common Stock to Jeff Stockard for a purchase price of $30,000.00.

    On August 15, 2000, United Surgical Partners International, Inc. sold 10,714 shares of Common Stock to Alex Bennett for a purchase price of $37,499.

    On August 15, 2000, United Surgical Partners International, Inc. sold 28,571 shares of Common Stock to Brett Brodnax for a purchase price of $99,998.50.

    On August 15, 2000, United Surgical Partners International, Inc. sold 14,285 shares of Common Stock to Kelly L. Byrd for a purchase price of $49,997.50.

    On August 15, 2000, United Surgical Partners International, Inc. sold 20,000 shares of Common Stock to Rosa Byrum for a purchase price of $70,000.

    On August 15, 2000, United Surgical Partners International, Inc. sold 27,500 shares of Common Stock to Wesley Chick for a purchase price of $96,250.

    On August 15, 2000, United Surgical Partners International, Inc. sold 6,000 shares of Common Stock to Monica Cintado for a purchase price of $21,000.

    On August 15, 2000, United Surgical Partners International, Inc. sold 100,000 shares of Common Stock to Nick Hilger for a purchase price of $350,000.

    On August 15, 2000, United Surgical Partners International, Inc. sold 6,000 shares of Common Stock to Laura Koonsman for a purchase price of $21,000.

    On August 15, 2000, United Surgical Partners International, Inc. sold 3,000 shares of Common Stock to Jonathan Saunders for a purchase price of $10,500.

    On August 15, 2000, United Surgical Partners International, Inc. sold 3,000 shares of Common Stock to Richard Schriefer for a purchase price of $10,500.

    On August 15, 2000, United Surgical Partners International, Inc. sold 20,000 shares of Common Stock to John J. Wellik for a purchase price of $70,000.

    On August 15, 2000, United Surgical Partners International, Inc. sold 5,000 shares of Common Stock to Lori Yarbrough for a purchase price of $17,500.

    On September 26, 2000, United Surgical Partners International, Inc. issued to HDT, S.C. a promissory note in the principal amount of $811,093.

    On October 12, 2000, United Surgical Partners International, Inc. exchanged 1,000,000 shares of Class B Common Stock to HDT, S.C. for the remaining minority interest in USPE.

    On January 31, 2001, United Surgical Partners International, Inc. sold 82,846 shares of Class B Common Stock to HDT, S.C. in exchange for $45,306 in cash and a promissory note in the principal amount of $244,655.

    Effective as of February 1, 2001, United Surgical Partners International, Inc. issued stock options to William H. Wilcox to purchase 200,000 shares of Common Stock of United Surgical Partners International, Inc. Common Stock at an exercise price equal to the initial public offering price of the Common Stock.

    On February 12, 2001 United Surgical Partners International, Inc. issued 10,172,733 shares of Common Stock to the shareholders of OrthoLink Physicians Corporation in connection with our acquisition of OrthoLink Physicians Corporation. In addition, effective as of March 1, 2001, United Surgical Partners International, Inc. assumed options to purchase shares of OrthoLink Physicians Corporation Common Stock that United Surgical Partners International, Inc. converted into options to purchase 1,813,991 shares of United Surgical Partners International, Inc. Common Stock, with exercise prices ranging from $.85 to $8.47 per share.

    From April 30, 1998 through April 1, 2001, United Surgical Partners International, Inc. issued stock options to various employees to purchase 3,420,300 shares of Common Stock of United Surgical Partners International, Inc., with exercise prices ranging from $2.00 per share to $4.50 per share.

    No underwriters were engaged in connection with the issuance of securities in any of the foregoing transactions. All of the foregoing sales of securities were made in reliance upon the exemption from registration set forth in
Section 4(2) of the Securities Act as transactions not involving any public offering. Issuances of options to employees, officers and directors of the registrant were made pursuant to Rule 701 under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


       EXHIBIT
       NUMBER                                             DESCRIPTION
---------------------                                     -----------
       1.1*                    -- Form of Underwriting Agreement
       2.1#                    -- Agreement and Plan of Merger, dated as of December 6, 2000, among United Surgical Partners International, Inc., OPC
                                  Acquisition Corporation and OrthoLink Physicians Corporation
       2.2#                    -- Agreement for the Sale and Purchase of Shares and Loan Notes
                                  in Aspen Healthcare Holdings Limited, dated April 6, 2000, between Electra Private Equity Partners 1995 and others and
                                  Global Healthcare Partners Limited
       3.1.1*                  -- Second Amended and Restated Certificate of Incorporation
       3.1.2*                  -- Series D Redeemable Preferred Certificate of Designation
       3.2#                    -- Form of Amended and Restated Bylaws
       4.1*                    -- Form of Common Stock Certificate
       4.2#                    -- Third Amended and Restated Stockholders' Agreement, dated
                                  March 27, 2000, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.1#                  -- Amended and Restated Registration Rights Agreement, dated
                                  April 30, 1998, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
                                  (the "Registration Rights Agreement")
       4.3.2#                  -- Amendment No. 1 to the Registration Rights Agreement, dated as of June 26, 1998, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.3#                  -- Amendment No. 2 to the Registration Rights Agreement, dated as of July 31, 1998, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.4#                  -- Amendment No. 3 to the Registration Rights Agreement, dated as of October 26, 1998, by and among United Surgical
                                  Partners International, Inc. and the security holders named therein
       4.3.5#                  -- Amendment No. 4 to the Registration Rights Agreement, dated as of December 22, 1998, by and among United Surgical
                                  Partners International, Inc. and the security holders named therein
       4.3.6#                  -- Amendment No. 5 to the Registration Rights Agreement, dated as of June 1, 1999, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.7#                  -- Amendment No. 6 to the Registration Rights Agreement, dated as of March 27, 2000, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.8#                  -- Amendment No. 7 to the Registration Rights Agreement, dated as of February 12, 2001 by and among United Surgical
                                  Partners International, Inc. and the security holders named therein
       4.4*                    -- Form of Rights Agreement between United Surgical Partners
                                  International, Inc. and Rights Agent
       5.1*                    -- Opinion of Vinson & Elkins L.L.P.
      10.1#                    -- Revolving Credit Agreement, dated as of June 29, 1999, by and among United Surgical Partners International, Inc., the lenders from time to time party thereto and Chase Bank of
                                  Texas, National Association as Administrative Agent
      10.2#                    -- Amended and Restated Credit Agreement, dated as of
                                  February 12, 2001, by and among OPC Financial Corporation,
                                  OrthoLink Physicians Corporation, the Lenders named therein and Bank of America, N.A.
      10.3#                    -- Credit Agreement, dated April 6, 2000, by and among Global
                                  Healthcare Partners Limited and the Governor and Company of
                                  the Bank of Scotland
      10.4#                    -- Senior Term Facility Agreement, dated March 3, 2000, between
                                  United Surgical Partners Europe, S.L. Societe Generale and
                                  the lenders from time to time party thereto
      10.5#                    -- Term Credit Agreement, dated as of July 1, 1999, by and among TOPS Specialty Hospital, Ltd., the lenders from time to time party thereto and Chase Bank of Texas, National
                                  Association, as Administrative Agent

       EXHIBIT
       NUMBER                                             DESCRIPTION
---------------------                                     -----------
      10.6#                    -- Stock Purchase Agreement, dated as of March 2, 1998, among
                                  United Surgical Partners International, Inc. and the several purchasers named therein
      10.7#                    -- Securities Purchase Agreement, dated as of April 30, 1998, among United Surgical Partners International, Inc., Welsh,
                                  Carson, Anderson & Stowe VII, L.P. and the several other
                                  purchasers named therein
      10.8#                    -- Securities Purchase Agreement, dated as of June 26, 1998, among United Surgical Partners International, Inc. and the several purchasers named therein
      10.9#                    -- Securities Purchase Agreement, dated as of October 26, 1998, among United Surgical Partners International, Inc., Welsh,
                                  Carson, Anderson & Stowe VII, L.P., Health Care Capital
                                  Partners, L.P. and the several other purchasers named
                                  therein
      10.10#                   -- Securities Purchase Agreement, dated as of March 27, 2000, among United Surgical Partners International, Inc., Welsh,
                                  Carson, Anderson & Stowe VII, L.P., WCAS Capital Partners
                                  III, L.P., FFT Partners I, L.P. and the several other
                                  purchasers named therein
      10.11#                   -- Contribution and Purchase Agreement, dated as of May 11,
                                  1999, by and among USP North Texas, Inc., Baylor Health
                                  Services, Texas Health Ventures Group LLC and THVG/ Health
                                  First L.L.C.
      10.12#                   -- Form of 7% Senior Subordinated Note due April 30, 2008
      10.13#                   -- Form of 10% Senior Subordinated Note due March 27, 2010
      10.14#                   -- Convertible Subordinated Promissory Note due June 1, 2007
      10.15#                   -- Common Stock Purchase Warrant, dated July 1, 1999
      10.16#                   -- Stock Purchase Warrant, dated March 27, 2000
      10.17#                   -- Employment Agreement, dated as of November 1, 2000, by and between United Surgical Partners International, Inc. and
                                  Donald E. Steen
      10.18#                   -- Employment Agreement, dated as of March 1, 1999, by and between United Surgical Partners International, Inc. and
                                  William H. Wilcox
      10.19#                   -- United Surgical Partners International, Inc. Stock Option
                                  and Restricted Stock Purchase Plan
      10.20#                   -- 2001 Equity-Based Compensation Plan
      10.21#                   -- Employee Stock Purchase Plan
      10.22#                   -- Form of Indemnification Agreement between United Surgical
                                  Partners International, Inc. and its directors and officers
      10.23#                   -- Stockholders Agreement, dated as of September 26, 2000, by and among HDT, S.C., United Surgical Partners International,
                                  Inc. and United Surgical Partners Europe, S.L.
      10.24*                   -- Form of Exchange Agreement among United Surgical Partners
                                  International, Inc. and the several other persons named
                                  therein
      21.1#                    -- Subsidiaries of United Surgical Partners International, Inc.
      23.1#                    -- Consent of KPMG LLP regarding United Surgical Partners
                                  International, Inc.
      23.2#                    -- Consent of KPMG LLP regarding OrthoLink Physicians
                                  Corporation
      23.3#                    -- Consent of KPMG, chartered accountants, regarding Aspen
                                  Healthcare Holdings Limited
      23.4#                    -- Consent of Ernst & Young LLP
      23.5#                    -- Consent of Arthur Andersen
      23.6#                    -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
      24.1#                    -- Power of Attorney


--------------

*   Filed herewith

+  To be filed by amendment

#  Previously filed

(B) FINANCIAL STATEMENT SCHEDULES

    Schedule II--United Surgical Partners International, Inc. Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 6TH DAY OF JUNE, 2001.


                                                       UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                            DONALD E. STEEN
                                                                           CHIEF EXECUTIVE OFFICER AND
                                                                           CHAIRMAN OF THE BOARD

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                          *
     -------------------------------------------       Chief Executive Officer and       June 6, 2001
                   DONALD E. STEEN                       Chairman of the Board

                          *
     -------------------------------------------       President and Director            June 6, 2001
                  WILLIAM H. WILCOX

                          *                            Senior Vice President and Chief
     -------------------------------------------         Financial Officer (Principal    June 6, 2001
                   MARK A. KOPSER                        Financial Officer)

                                                       Vice President, Controller,
                 /s/ JOHN J. WELLIK                      Compliance Officer and
     -------------------------------------------         Secretary (Principal            June 6, 2001
                   JOHN J. WELLIK                        Accounting Officer)

                          *
     -------------------------------------------       Director                          June 6, 2001
            DAVE A. ALEXANDER, JR., M.D.

                          *
     -------------------------------------------       Director                          June 6, 2001
                JOHN C. GARRETT, M.D.

                          *
     -------------------------------------------       Director                          June 6, 2001
                  CARLOS A. FERRER

                          *
     -------------------------------------------       Director                          June 6, 2001
                  D. SCOTT MACKESY

                          *
     -------------------------------------------       Director                          June 6, 2001
                   THOMAS L. MILLS

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                          *
     -------------------------------------------       Director                          June 6, 2001
                  BOONE POWELL, JR.

                          *
     -------------------------------------------       Director                          June 6, 2001
                   PAUL B. QUEALLY

                          *
     -------------------------------------------       Director                          June 6, 2001
                DAVID P. ZARIN, M.D.



*By:                   /s/ JOHN J. WELLIK
             --------------------------------------                                            June 6, 2001
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                             DESCRIPTION
---------------------                                     -----------
       1.1*                    -- Form of Underwriting Agreement
       2.1#                    -- Agreement and Plan of Merger, dated as of December 6, 2000, among United Surgical Partners International, Inc., OPC
                                  Acquisition Corporation and OrthoLink Physicians Corporation
       2.2#                    -- Agreement for the Sale and Purchase of Shares and Loan Notes
                                  in Aspen Healthcare Holdings Limited, dated April 6, 2000, between Electra Private Equity Partners 1995 and others and
                                  Global Healthcare Partners Limited
       3.1.1*                  -- Second Amended and Restated Certificate of Incorporation
       3.1.2*                  -- Series D Redeemable Preferred Certificate of Designation
       3.2#                    -- Form of Amended and Restated Bylaws
       4.1*                    -- Form of Common Stock Certificate
       4.2#                    -- Third Amended and Restated Stockholders' Agreement, dated
                                  March 27, 2000, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.1#                  -- Amended and Restated Registration Rights Agreement, dated
                                  April 30, 1998, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
                                  (the "Registration Rights Agreement")
       4.3.2#                  -- Amendment No. 1 to the Registration Rights Agreement, dated as of June 26, 1998, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.3#                  -- Amendment No. 2 to the Registration Rights Agreement, dated as of July 31, 1998, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.4#                  -- Amendment No. 3 to the Registration Rights Agreement, dated as of October 26, 1998, by and among United Surgical
                                  Partners International, Inc. and the security holders named therein
       4.3.5#                  -- Amendment No. 4 to the Registration Rights Agreement, dated as of December 22, 1998, by and among United Surgical
                                  Partners International, Inc. and the security holders named therein
       4.3.6#                  -- Amendment No. 5 to the Registration Rights Agreement, dated as of June 1, 1999, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.7#                  -- Amendment No. 6 to the Registration Rights Agreement, dated as of March 27, 2000, by and among United Surgical Partners
                                  International, Inc. and the security holders named therein
       4.3.8#                  -- Amendment No. 7 to the Registration Rights Agreement, dated as of February 12, 2001 by and among United Surgical
                                  Partners International, Inc. and the security holders named therein
       4.4*                    -- Form of Rights Agreement between United Surgical Partners
                                  International, Inc. and Rights Agent
       5.1*                    -- Opinion of Vinson & Elkins L.L.P.
      10.1#                    -- Revolving Credit Agreement, dated as of June 29, 1999, by and among United Surgical Partners International, Inc., the lenders from time to time party thereto and Chase Bank of
                                  Texas, National Association as Administrative Agent
      10.2#                    -- Amended and Restated Credit Agreement, dated as of
                                  February 12, 2001, by and among OPC Financial Corporation,
                                  OrthoLink Physicians Corporation, the Lenders named therein and Bank of America, N.A.
      10.3#                    -- Credit Agreement, dated April 6, 2000, by and among Global
                                  Healthcare Partners Limited and the Governor and Company of
                                  the Bank of Scotland
      10.4#                    -- Senior Term Facility Agreement, dated March 3, 2000, between
                                  United Surgical Partners Europe, S.L. Societe Generale and
                                  the lenders from time to time party thereto

       EXHIBIT
       NUMBER                                             DESCRIPTION
---------------------                                     -----------
      10.5#                    -- Term Credit Agreement, dated as of July 1, 1999, by and among TOPS Specialty Hospital, Ltd., the lenders from time to time party thereto and Chase Bank of Texas, National
                                  Association, as Administrative Agent
      10.6#                    -- Stock Purchase Agreement, dated as of March 2, 1998, among
                                  United Surgical Partners International, Inc. and the several purchasers named therein
      10.7#                    -- Securities Purchase Agreement, dated as of April 30, 1998, among United Surgical Partners International, Inc., Welsh,
                                  Carson, Anderson & Stowe VII, L.P. and the several other
                                  purchasers named therein
      10.8#                    -- Securities Purchase Agreement, dated as of June 26, 1998, among United Surgical Partners International, Inc. and the several purchasers named therein
      10.9#                    -- Securities Purchase Agreement, dated as of October 26, 1998, among United Surgical Partners International, Inc., Welsh,
                                  Carson, Anderson & Stowe VII, L.P., Health Care Capital
                                  Partners, L.P. and the several other purchasers named
                                  therein
      10.10#                   -- Securities Purchase Agreement, dated as of March 27, 2000, among United Surgical Partners International, Inc., Welsh,
                                  Carson, Anderson & Stowe VII, L.P., WCAS Capital Partners
                                  III, L.P., FFT Partners I, L.P. and the several other
                                  purchasers named therein
      10.11#                   -- Contribution and Purchase Agreement, dated as of May 11,
                                  1999, by and among USP North Texas, Inc., Baylor Health
                                  Services, Texas Health Ventures Group LLC and THVG/ Health
                                  First L.L.C.
      10.12#                   -- Form of 7% Senior Subordinated Note due April 30, 2008
      10.13#                   -- Form of 10% Senior Subordinated Note due March 27, 2010
      10.14#                   -- Convertible Subordinated Promissory Note due June 1, 2007
      10.15#                   -- Common Stock Purchase Warrant, dated July 1, 1999
      10.16#                   -- Stock Purchase Warrant, dated March 27, 2000
      10.17#                   -- Employment Agreement, dated as of November 1, 2000, by and between United Surgical Partners International, Inc. and
                                  Donald E. Steen
      10.18#                   -- Employment Agreement, dated as of March 1, 1999, by and between United Surgical Partners International, Inc. and
                                  William H. Wilcox
      10.19#                   -- United Surgical Partners International, Inc. Stock Option
                                  and Restricted Stock Purchase Plan
      10.20#                   -- 2001 Equity-Based Compensation Plan
      10.21#                   -- Employee Stock Purchase Plan
      10.22#                   -- Form of Indemnification Agreement between United Surgical
                                  Partners International, Inc. and its directors and officers
      10.23#                   -- Stockholders Agreement, dated as of September 26, 2000, by and among HDT, S.C., United Surgical Partners International,
                                  Inc. and United Surgical Partners Europe, S.L.
      10.24*                   -- Form of Exchange Agreement among United Surgical Partners
                                  International, Inc. and the several other persons named
                                  therein
      21.1#                    -- Subsidiaries of United Surgical Partners International, Inc.
      23.1#                    -- Consent of KPMG LLP regarding United Surgical Partners
                                  International, Inc.
      23.2#                    -- Consent of KPMG LLP regarding OrthoLink Physicians
                                  Corporation
      23.3#                    -- Consent of KPMG, chartered accountants, regarding Aspen
                                  Healthcare Holdings Limited
      23.4#                    -- Consent of Ernst & Young LLP
      23.5#                    -- Consent of Arthur Andersen
      23.6#                    -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
      24.1#                    -- Power of Attorney


--------------
*   Filed herewith

+  To be filed by amendment

#  Previously filed